Tri-Tech Holding Inc. Announces Receipt of NASDAQ Delisting Notice, Plans to Appeal

Beijing, China – March 3, 2014 /PRNewswire-CMV/ – Tri-Tech Holding Inc. (Nasdaq: TRIT), which provides turn-key water resources management, water and wastewater treatment, industrial safety and pollution control solutions, announced today that, on February 27, 2014, it received a letter (the “Nasdaq Letter”) from the Staff of The Nasdaq Stock Market (“Nasdaq”), notifying Tri-Tech that Nasdaq has determined to delist Tri-Tech’s ordinary shares from Nasdaq pursuant to the Staff’s discretionary authority under Listing Rule 5101 and based on Tri-Tech's failure to disclose material information as required by Nasdaq Listing Rule 5250(b)(1).  Nasdaq Listing Rule 5101 provides, in part, that Nasdaq “has broad discretionary authority over the initial and continued listing of securities in Nasdaq in order to maintain the quality of and public confidence in its market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest.”  Nasdaq Listing Rule 5250(b)(1) requires prompt disclosure to the public of any “material information that would reasonably be expected to affect the value of its securities or influence investors’ decisions.”

The Nasdaq Letter noted that Tri-Tech may appeal the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rules. A hearing request will stay the delisting of Tri-Tech's securities, but will not result in resumption of trading, pending the Panel’s determination. Unless Tri-Tech requests an appeal, its ordinary shares will be delisted from NASDAQ at the opening of business on March 10, 2014 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove Tri-Tech's securities from listing and registration on The Nasdaq Stock Market.

In the Nasdaq Letter, Nasdaq specifically identified the following concerns: (i) the theft by Tri-Tech's former Chief Executive Officer (“CEO”), Guang Cheng, of important assets of Tri-Tech in China; (ii) Tri-Tech’s ongoing failures to regain control of these assets and prevent Mr. Cheng, notwithstanding his termination as CEO, from exercising authority over a material subsidiary of Tri-Tech, authority which Mr. Cheng continues to exercise at present; (iii) Tri-Tech's inability to disburse funds from that subsidiary’s bank accounts and engage in other corporate actions without the explicit cooperation and assistance of Mr. Cheng; and (iv) Tri-Tech's failure to timely disclose the foregoing events to the public.

Tri-Tech plans to appeal the Staff’s determination to the Panel.  There can be no assurance that the Panel will grant the appeal made by Tri-Tech, or that Tri-Tech will be able to regain or maintain compliance with the requirements for continued listing under the Nasdaq Listing Rules.  There can be no assurance that Tri-Tech will maintain its Nasdaq listing.

Floor 16th, Tower B, Renji Plaza, No. 101 Jingshun Road, Chaoyang District, Beijing, P.R.C 100102	1/ 2

About Tri-Tech Holding Inc.

Tri-Tech is an innovative provider of consulting, engineering, procurement, construction and technical services. The Company supports government, state owned entities and commercial clients by providing efficiency oriented solutions focused on treatment of water and waste water, management of water resources and water-efficient irrigation, as well as industrial emission and safety controls. With software copyrights, product patents, and capable employees in China, the U.S. and India, Tri-Tech’s capabilities span the cycle of innovation. Please visit www.tri-tech.cn for more information.

An online investor kit including a company profile, presentations, press releases, current price quotes, stock charts and other valuable information for investors is available at www.tri-tech.cn/ir. To subscribe to future releases via e-mail alert, visit www.tri-tech.cn/ir/info/request

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact us at:

Tri-Tech Holding Inc.

www.tri-tech.cn
IR Department
+86 10 57323666
ir@tri-tech.cn

Floor 16th, Tower B, Renji Plaza, No. 101 Jingshun Road, Chaoyang District, Beijing, P.R.C 100102	2 / 2